Exhibit 99.1

Turning Point Therapeutics Announces Pricing of Public Offering of Common Stock

SAN DIEGO, September 5, 2019 (GLOBE NEWSWIRE) – Turning Point Therapeutics, Inc. (Nasdaq: TPTX), a precision oncology company developing novel drugs to address treatment resistance, today announced the pricing of its public offering of 4,500,000 shares of common stock at a price to the public of $45.00 per share. The gross proceeds to the company from the offering, before deducting underwriting discounts and commissions and offering expenses, are expected to be $202.5 million. In addition, the company has granted the underwriters a 30-day option to purchase up to an additional 675,000 shares of common stock at the public offering price, less the underwriting discounts and commissions. The offering is expected to close on September 10, 2019, subject to satisfaction of customary closing conditions.

Goldman Sachs & Co. LLC and SVB Leerink are acting as joint book-running managers for the offering. Guggenheim Securities and Wedbush PacGrow are acting as lead managers for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (SEC) and was declared effective on September 5, 2019. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

The offering is being made only by means of a prospectus. Copies of the final prospectus related to the offering may be obtained, when available, from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, via telephone: 1-866-471-2526, or via email: prospectus-ny@ny.email.gs.com; or SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at 1-800-808-7525, ext. 6132 or by email at syndicate@svbleerink.com.

About Turning Point Therapeutics, Inc.

Turning Point Therapeutics is a clinical-stage precision oncology company with a pipeline of internally discovered investigational drugs designed to address key limitations of existing cancer therapies. The company’s lead program, repotrectinib, is a next-generation kinase inhibitor targeting genetic drivers of non-small cell lung cancer and advanced solid tumors. Repotrectinib, which is currently being studied in a registrational Phase 2 study, has shown antitumor activity and durable responses among kinase inhibitor treatment-naïve and pre-treated patients. Turning Point’s kinase inhibitors are designed to bind to their targets with greater precision and affinity than existing therapies, with a novel, compact structure that has demonstrated an ability to potentially overcome treatment resistance common with other kinase inhibitors. The company is driven to develop therapies that mark a turning point for patients in their cancer treatment.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the timing, size and completion of the public offering. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “plans”, “will”, “believes,” “anticipates,” “expects,” “intends,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Turning Point Therapeutics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities. These and other risks and uncertainties are described in Turning Point Therapeutics’ filings with the SEC, including its Current Report on Form 8-K, filed with the SEC on September 3, 2019. All forward-looking statements contained in this press release speak only as of the date on which they were made. Turning Point Therapeutics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contacts

Jim Mazzola

jim.mazzola@tptherapeutics.com

858-342-8272